As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

salesforce.com, inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Salesforce Tower 415 Mission Street, 3rd Fl San Francisco, California 94105	94-3320693
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

VLOCITY, INC. 2014 STOCK OPTION AND GRANT PLAN

(Full Title of the Plan)

Amy Weaver, Esq. President and Chief Legal Officer salesforce.com, inc. Salesforce Tower 415 Mission Street, 3rd Fl San Francisco, California 94105	Copies to: Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306

(Name and Address of Agent For Service)

(415) 901-7000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share:
-Outstanding options under the Vlocity, Inc. 2014 Stock Option and Grant Plan (the “Plan”)	808,550(2)	$42.59(3)	$34,436,144.50(3)	$4,469.81(3)
-Outstanding restricted stock units under the Plan	41,773(2)	$172.85(5)	$7,220,463.05(5)	$937.22(5)
-Outstanding restricted stock acquired under the Plan	125,306(4)	$172.85(5)	$21,659,142.10(5)	$2,811.36(5)
TOTAL	975,629		$63,315,749.65	$8,218.39

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan, which was assumed by the Registrant in connection with the acquisition of Vlocity, Inc., by reason of an event such as any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Represents 808,550 and 41,773 shares of the Registrant’s Common Stock issuable in connection with stock options and restricted stock units, respectively, awarded under the Plan that were assumed by and converted into stock options and restricted stock units of the Registrant on June 1, 2020 in connection with the Registrant’s acquisition of Vlocity, Inc.

(3)	Estimated in accordance with Rule 457(h) based on $42.59, the weighted average exercise price per share of the outstanding options under the Plan.
(4)

Represents 125,306 shares previously issued as restricted stock of Vlocity, Inc. in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Registrant’s Common Stock in connection with the Registrant’s acquisition of Vlocity, Inc.

(5)	Estimated in accordance with Rule 457(h) based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 29, 2020.

SALESFORCE.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by salesforce.com, inc. (the “Company” or the “Registrant”) to register 850,323 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s assumption of the Plan and the outstanding awards thereunder. In addition, this Registration Statement registers the resale of up to 125,306 shares of Common Stock held by the Selling Stockholders named herein that were issued prior to the filing of this Registration Statement in connection with the Registrant’s acquisition of Vlocity, Inc. in exchange for restricted stock of Vlocity, Inc. previously issued pursuant to exercise of stock options grant under the Plan.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Stockholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

PROSPECTUS

125,306 SHARES

salesforce.com, inc.

COMMON STOCK

This prospectus relates to 125,306 shares (the “Shares”) of the Common Stock, par value $0.001 per share (the “Common Stock”) of salesforce.com, inc. (“Salesforce” or the “Company”) which may be offered from time to time by the Selling Stockholders, named herein, for such Selling Stockholders’ own account. We will not receive any proceeds from any sale of Common Stock offered pursuant to this prospectus.

The Selling Stockholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholders may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “CRM.” On June 4, 2020, the closing price of our Common Stock was $171.44.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2020

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY

Salesforce is a global leader in customer relationship management technology that brings companies and customers together. Founded in 1999, Salesforce enables companies of every size and industry to connect with their customers in new ways through existing and emerging technologies, including cloud, mobile, social, blockchain, voice and artificial intelligence, to transform their businesses.

Salesforce’s Customer 360 is an integrated platform that unites sales, service, marketing, commerce, integration, analytics and more to give companies a single source of truth about their customers. Our service offerings are designed to be intuitive and easy to use. They can generally be deployed quickly, configured easily and integrated with other platforms and enterprise applications. We sell to businesses worldwide primarily on a subscription basis, through our direct sales efforts and also indirectly through partners. Through our platform and other developer tools, we also enable third parties to develop additional functionality and new applications, or apps that run on our platform, which are sold separately from— or in conjunction with— our service offerings. To advance the development of the Customer 360 platform, we have been acquisitive. For example, in fiscal year 2019, we acquired MuleSoft, Inc., an integration platform company, and in fiscal year 2020, we acquired Tableau Software Inc., an analytics company.

Salesforce is committed to a core set of values: trust, customer success, innovation and equality. Foremost among these is trust, which is the foundation for everything we do. Our customers trust our technology to deliver the highest levels of security, privacy, performance and availability at scale. Customer success is at the core of our business, with people, programs and a focus on making every customer successful. We believe our continuous innovation drives customer success and builds trust, which in turn drives mutual growth. Finally, we value the equality of every individual at our company and in our community as we believe that equality, sustainability and diversity make us a better company. Our culture is driven by these four core values which in turn fosters dialogue, collaboration, recognition and a sense of family.

We believe the business of business is to make the world a better place for all of our stakeholders, including stockholders, customers, employees, partners, the planet and the communities in which we work and live. Salesforce is committed to transparent environmental, social and governance disclosures and maintaining programs that support the success of these initiatives.

We were incorporated in Delaware in February 1999. Our principal executive offices are located in San Francisco, California. Our principal address is Salesforce Tower, 415 Mission St, 3rd Floor, San Francisco, California 94105, and our primary website address is www.salesforce.com. Information on or accessible through our Internet website is not a part of this prospectus.

When used in this prospectus, the terms “the Company,” “Salesforce,” “issuer,” “we,” “our,” and “us” refer to salesforce.com, inc. and its consolidated subsidiaries, unless otherwise specified.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from any sale of shares by the Selling Stockholders.

SELLING STOCKHOLDERS

The Common Stock being registered by this prospectus consists of 125,306 shares that are currently held by the individuals listed (the “Selling Stockholders”), and were issued to the Selling Stockholders pursuant to an Agreement and Plan of Merger dated February 25, 2020 entered into in connection with our acquisition of Vlocity, Inc. and in exchange for restricted stock of Vlocity, Inc. previously issued to the Selling Stockholders pursuant to the early exercise of stock options granted under the Vlocity, Inc. 2014 Stock Option and Grant Plan (the “Plan”).

We are registering these shares to permit the Selling Stockholders to resell these shares when each deems appropriate. The Selling Stockholders may resell all, a portion, or none of the shares, at any time and from time to time. The Selling Stockholders may also sell, transfer or otherwise dispose of some or all of the shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the Selling Stockholders may offer the shares of Common Stock for sale under this prospectus. The Selling Stockholders each hold less than 5% of our outstanding Common Stock and are not affiliates of the Company.

The following table sets forth: (i) the name of each Selling Stockholder; (ii) the number and percentage of shares of our Common Stock that the Selling Stockholder beneficially owned as of June 1, 2020 prior to the offering for resale of the shares under this prospectus; (iii) the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus; and (iv) the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering			Number of Shares Being Registered for Resale	Number of Shares Beneficially Owned After the Offering
	Number		Percent		Number		Percent
Jeff Amann	18,177	(1)	*	15,269	2,908	(3)	*
Fuad Rashid	8,820	(2)	*	8,240	580	(4)	*
David Schmaier	101,797		*	101,797	0		*

*	Less than 1%
(1)

Includes (i) 15,269 shares of restricted stock of Vlocity, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Vlocity, Inc. and (ii) 2,908 shares issuable upon the exercise of options vesting within 60 days of June 1, 2020.

(2)

Includes (i) 8,240 shares of restricted stock of Vlocity, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Vlocity, Inc. and (ii) 580 shares issuable upon the exercise of options vesting within 60 days of June 1, 2020.

(3)	Represents 2,908 shares issuable upon the exercise of options vesting within 60 days of June 1, 2020.
(4)	Represents 580 shares issuable upon the exercise of options vesting within 60 days of June 1, 2020.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of each individual’s shares issued in connection with our acquisition of Vlocity, Inc. The Selling Stockholders may sell the shares of Common Stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholders can presently estimate the amount of this compensation.

The Common Stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Common Stock may be then-listed.

The aggregate proceeds to each Selling Stockholder from the sale of the shares will be the purchase price of the Common Stock less discounts and commissions, if any. The Selling Stockholders reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the Selling Stockholders.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

We are being represented by Gibson, Dunn & Crutcher LLP, who will pass upon the validity of the shares being offered by this prospectus.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended January 31, 2020 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:

1. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the Commission on March 5, 2020;

2. The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the Commission on May 1, 2020, as amended on Amendment No. 1 to Schedule 14A filed on June 1, 2020;

3. The Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, filed with the Commission on June 1, 2020;

4. Our Current Reports on Form 8-K, filed with the Commission on February  25, 2020, March  30, 2020 and April  24, 2020, as amended on Form 8-K/A filed with the Commission on June 1, 2020; and

5. The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on June 21, 2004 (Commission File No.  001-32224), as updated by Exhibit 4.6 to the our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed on March 5, 2020, together with any amendment or report filed for the purpose of updating such description.

We are only incorporating certain portions of our definitive proxy statement on Schedule 14A for our 2020 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our common stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

salesforce.com, inc

Salesforce Tower

415 Mission Street, 3rd Fl

San Francisco, California 94105

(415) 901-7000

Attn: Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The document(s) containing the information specified in this Part I, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Corporate Secretary, Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105, (415) 901-7000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold (such documents, and the documents listed below, being hereinafter referred to as “Incorporated Documents”):

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the Commission on March 5, 2020;

2.

The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the Commission on May 1, 2020, as amended on Amendment No. 1 to Schedule 14A filed on June 1, 2020;

3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, filed with the Commission on June 1, 2020;

4.	The Company’s Current Reports on Form 8-K filed with the Commission on February 25, 2020, March 30, 2020 and April 24, 2020, as amended on Form 8-K/A filed with the Commission on June 1, 2020; and

5.

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 21, 2004 (Commission File No.  001-32224), as updated by Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed on March 5, 2020, together with any amendment or report filed for the purpose of updating such description.

The Company is only incorporating certain portions of its definitive proxy statement on Schedule 14A for its 2020 annual meeting of stockholders as described above and is not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, the Company may file or furnish with the Commission, unless otherwise specified in such current report or in such form. The documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower the Company to enter into indemnification agreements with its directors and officers and require it to purchase insurance to the extent reasonably available on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of salesforce.com, inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 7, 2019).

4.2	Amended and Restated Bylaws of salesforce.com, inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 7, 2019).

4.3*	Vlocity, Inc. 2014 Stock Option and Grant Plan

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page).

*	Filed herewith.

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 5th day of June, 2020.

salesforce.com, inc.

By:	/s/ Amy Weaver
Name:	Amy Weaver
Title:	President and Chief Legal Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Marc Benioff, Mark Hawkins, Joe Allanson and Amy Weaver, and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this Registration Statement on Form S-8, and to sign, date and file any and all amendments and post-effective amendments to this Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date
/s/ Marc Benioff	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	June 5, 2020
Marc Benioff

/s/ Mark J. Hawkins	President and Chief Financial Officer (Principal Financial Officer)	June 5, 2020
Mark J. Hawkins

/s/ Joe Allanson	Executive Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 5, 2020
Joe Allanson

/s/ Craig Conway	Director	June 5, 2020
Craig Conway

/s/ Parker Harris	Director, Co-Founder and Chief Technology Officer	June 5, 2020
Parker Harris

/s/ Alan Hassenfeld	Director	June 5, 2020
Alan Hassenfeld

/s/ Neelie Kroes	Director	June 5, 2020
Neelie Kroes

/s/ Colin Powell	Director	June 5, 2020
Colin Powell

/s/ Sanford R. Robertson	Director	June 5, 2020
Sanford R. Robertson

/s/ John V. Roos	Director	June 5, 2020
John V. Roos

/s/ Robin Washington	Director	June 5, 2020
Robin Washington

/s/ Maynard Webb	Director	June 5, 2020
Maynard Webb

/s/ Susan Wojcicki	Director	June 5, 2020
Susan Wojcicki